CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard Bachman, President of Mustang Geothermal Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-Q of Mustang Geothermal Corp. for the period ended  June 30, 2010  (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mustang Geothermal Corp.

Dated:  August 16, 2010

/s/     Richard Bachman            _

Richard Bachman

President
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Urex Energy Corp. and will be retained by Urex Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.